LOGANSPORT FINANCIAL CORP.
                                723 East Broadway
                            Logansport, Indiana 46947
                                 (574) 722-3855

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                          To Be Held On April 13, 2004


     Notice is hereby given that the Annual Meeting of Shareholders of Logansport Financial Corp. (the "Holding Company") will be held at the Holding Company's office at 723 East Broadway, Logansport, Indiana, on Tuesday, April 13, 2004, at 2:00 p.m., Eastern Standard time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of two directors of the Holding Company to serve three-year terms expiring in 2007.

     2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 11, 2004, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended December 31, 2003, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                By Order of the Board of Directors


                                /s/ David G. Wihebrink

                                David G. Wihebrink, President and
                                Executive Officer


Logansport, Indiana
March 11, 2004

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           LOGANSPORT FINANCIAL CORP.
                                723 East Broadway
                            Logansport, Indiana 46947
                                 (574) 722-3855

                                ---------------
                                PROXY STATEMENT
                                ---------------

                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS


                                 April 13, 2004

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of Logansport Financial Corp. (the "Holding Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Standard time, on April 13, 2004, at the Holding Company's office at 723 East Broadway, Logansport, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of Logansport Savings Bank, FSB
("Logansport Savings"). This Proxy Statement is expected to be mailed to the shareholders on or about March 11, 2004.

     The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (Dottye Robeson, 723 East Broadway, Logansport, Indiana 46947), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on February 11, 2004 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 877,444 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 11, 2004, by each person who is known by the Holding Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

                                    Number of Shares of
Name and Address of                     Common Stock              Percent of
Beneficial Owner (1)                 Beneficially Owned            Class (2)
----------------------------------   ------------------------  -----------------
Bay Pond Partners, L.P. (3)                 84,000                   9.6%
Wellington Management Company, LLP
Wellington Hedge Management LLC
Wellington Hedge Management, Inc.
75 State Street
Boston, Massachusetts 02109

Raffles Associates, L.P.                    54,300                   6.2%
450 Seventh Avenue, Suite 509
New York, New York                           10123

Thomas G. Williams                          48,725 (4)               5.4%
4 Golfview Drive
Logansport, Indiana                          46947

---------------------------
(1) The information in this chart is based on Schedule 13D and 13G Reports filed by the above-listed persons with the Securities and Exchange Commission (the "SEC") containing information concerning shares held by them, and information provided to the Holding Company after such filing was made. It does not reflect any changes in those shareholdings which may have occurred since the date of such information provided to the Holding Company.
(2) Based upon 877,444 shares of Common Stock outstanding which does not include options for 50,650 shares of Common Stock held by certain directors, former directors, officers and employees of the Holding Company and Logansport Savings.
(3) In Schedules 13G and 13D filed with the SEC, the entities listed above indicate they may be the beneficial owners of the foregoing shares and that 70,300 shares (over 5% of the Holding Company's outstanding shares) may be deemed to be beneficially owned by the Bay Pond Partners, L.P. ("Bay Pond"), a Delaware limited partnership. Any shares not beneficially owned by Bay Pond may be held by other clients of Wellington Management Company, LLP ("WMC"), a Massachusetts limited partnership and a registered investment adviser. WMC's clients share with WMC investment and voting power with respect to the shares held by those clients. Bay Pond also shares dispositive power with respect to certain shares with Wellington Hedge Management LLC ("WHM"), a Massachusetts limited liability company, which is the sole general partner of Bay Pond, and with Wellington Hedge Management, Inc., a Massachusetts corporation, which is the managing member of WHM.
(4) Includes 19,345 shares subject to a stock option granted under the Logansport Financial Corp. Stock Option Plan (the "Option Plan").


                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight members. All of the directors except David G. Wihebrink and Charles J. Evans meet the standards for independence of Board members set forth in the Listing Standards for the National Association of Securities Dealers. At the conclusion of the Annual Meeting following the retirement of current director Thomas G. Williams, the Board will consist of seven members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. The nominees for election as a director this year are Brian J. Morrill and Susanne S. Ridlen, Ph.D., each of whom currently serves as a director whose term will expire upon the completion of the election at the Annual Meeting. Messrs. Morrill and Ridlen have been nominated for three-year terms ending in 2007.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for the position of director of the Holding Company and each other director, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each director or nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director or director is related to any other nominee for director, director, or executive officer of the Holding Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by all directors and executive officers of the Holding Company as a group.




                                                         Director   Common Stock
                                          Director of     of the    Beneficially
                            Expiration    Logansport     Holding     Owned as of
                            of Term as     Savings       Company    February 11,     Percentage
Name                         Director       Since         Since        2004 (1)       of Class
--------------------------  ----------    -----------   ---------   ------------     ----------
Director Nominees
Brian J. Morrill                2007         1998          1998       2,058 (2)            .2%
Susanne S. Ridlen, Ph.D.        2007         1982          1995      11,014 (3)           1.2%

Other Directors
James P. Bauer                  2006         2001          2001       2,258 (4)            .3%
Charles J. Evans                2005         1997          1995      33,449 (5)           3.7%
William Tincher, Jr.            2006         1994          1995      22,938 (6)           2.6%
Dr. Todd S. Weinstein           2005         2001          2001       2,058 (7)            .2%
David G. Wihebrink              2005         1991          1995      13,228 (8)           1.5%
Thomas G. Williams              2004         1962          1995      48,725 (9)           5.4%

All directors and executive
   officers as a group (10 persons)                                 148,623 (10)         16.0%
----------------------
(1)  Based upon  information  furnished by the respective  directors or director
     nominees.   Under   applicable   regulations,   shares  are  deemed  to  be
     beneficially  owned by a person if he or she directly or indirectly  has or shares the power to vote or dispose of the shares, whether or not he or she has  any  economic  power  with  respect  to the  shares.  Includes  shares beneficially owned by members of the immediate families of the directors or director nominees residing in their homes.
(2)  Consists of 2,058 shares held jointly by Mr. Morrill and his spouse.
(3)  Includes  5,145 shares held jointly by Ms.  Ridlen and her spouse and 5,869 shares subject to a stock option granted under the Option Plan.
(4)  Includes 529 shares held under the Logansport  Savings Bank FSB Recognition and Retention Plan and Trust (the "RRP").
(5)  Includes  12,725 shares held jointly by Mr. Evans and his spouse and 20,045 shares subject to a stock option granted under the Option Plan.
(6)  Of these shares, 18,296 are held jointly by Mr. Tincher with his spouse and children and 4,296 shares are subject to a stock option  granted  under the
     Option Plan.
(7)  Of these shares, 1,529 are held jointly by Dr. Weinstein and his spouse and
     529 are held under the RRP.
(8)  Of these shares, 2,993 are held by Mr. Wihebrink as custodian for his minor children.
(9)  Includes  19,345 shares  subject to a stock option granted under the Option
     Plan.
(10) The total of such shares  includes  50,650 shares  subject to stock options granted  under  the  Option  Plan and  1,058  shares  held  under  the RRP.


     Presented below is certain information concerning the director nominees of the Holding Company:

     James P. Bauer (age 58) has served as Vice-President-Finance and Treasurer of Materials Processing, Inc., a holding company for Small Parts, Inc., ABC Metals, Inc. and H.T.I. (Logansport, Indiana) since 1973. He serves on the Board of Directors of the Logansport/Cass County Industrial Park and the Logansport Economic Development Foundation, Inc.

     Charles J. Evans (age 57) became Senior Vice President of Logansport Savings in January, 2000; theretofore he served as Vice President and Senior Loan Officer of Logansport Savings since 1980. He also has served as Vice President of the Holding Company since 1995.

     Brian J. Morrill (age 46) has served as President of Cass County Title Company, Inc., a title insurance company founded by him which is based in Logansport, Indiana, since 1994; prior thereto he served as Executive Director of Cass County Family YMCA in Logansport, Indiana.

     Susanne S. Ridlen, Ph.D. (age 63) is a faculty member and Director of Project Success Program for underprepared students at Indiana University Kokomo, where she has been a member of the faculty since 1969. She also serves on the Lilly Scholarship Committee for the Cass County Community Foundation in Logansport, Indiana. In addition, she serves on the Board of Directors for the President Benjamin Harrison Foundation, Inc. of Indianapolis, Indiana.

     William Tincher, Jr. (age 64) has served as Plant Manager for the Modine Manufacturing Company ("Modine") since 1977. Modine is located in Logansport, Indiana, and manufactures automotive cooling systems.

     Dr. Todd S. Weinstein (age 42) has been a practicing surgeon in Logansport since 1991. He is currently a Director and Vice President of Logansport Surgical Associates, P.C., and a member of the Logansport Memorial Hospital surgical staff.

     David G. Wihebrink (age 56), became President and Chief Executive Officer of the Holding Company and Logansport Savings on April 12, 2000. Prior thereto, he served as Vice President and Chief Financial Officer of T.M. Morris Manufacturing Co., Inc. ("Morris") since 1988. Morris is located in Logansport, Indiana, and manufactures lead wire assemblies and wiring harnesses and stampings. Prior to his employment with Morris, Mr. Wihebrink was a member of the accounting firm Smith, Thompson, Wihebrink & Co., Inc. (Logansport) for 15 years. Mr. Wihebrink also currently serves as a member of the Board of Directors of the Neal Home retirement home in Logansport, Indiana, and the North Central Indiana Workforce Investment Board, and the Logansport Cass County Chamber of Commerce.

     Thomas G. Williams (age 70) retired from his positions as President and Chief Executive Officer of the Holding Company and of Logansport Savings on April 11, 2000. He had served as President of Logansport Savings since 1971 and President and Chief Executive Officer of the Holding Company since 1995. Mr. Williams will retire from the Board at the conclusion of the Annual Meeting.

     THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.

The Board of Directors and its Committees

     During the fiscal year ended December 31, 2003, the Board of Directors of the Holding Company met or acted by written consent nine times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has an Audit Committee, a Stock Compensation Committee and a Nominating Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

     The Holding Company's Audit Committee recommends the appointment of the Holding Company's independent accountants, and meets with them to outline the scope and review the results of audits. The Audit Committee met five times during 2003. The members of that committee are Brian J. Morrill, Susanne S. Ridlen, William Tincher, Jr., and James P. Bauer.

     The Compensation Committee administers the Option Plan, the Logansport Savings Bank, FSB Recognition and Retention Plan and Trust, the Logansport Financial Corporation 1999 Stock Option Plan, and determines the compensation of the Holding Company's officers. The members of that Committee are Dr. Todd Weinstein, William Tincher, Jr., and Brian J. Morrill. All of these Committee members meet the standards for independence for compensation committee members set forth in the Listing Standards of the National Association of Securities Dealers. The Compensation Committee met one time during 2003.

     The Governance and Nominating Committee selects the individuals who will run for election to the Holding Company's Board of Directors each year. It met one time in 2003. Its members for this year's nominations were William Tincher, Jr., James P. Bauer and Dr. Todd Weinstein. All of these members meet the standards for independence for nominating committee members set forth in the Listing Standards of the National Association of Securities Dealers. The Governance and Nominating Committee's charter is attached as Exhibit A hereto.

     Although the Governance and Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose, as it will address nominations on a case by case basis. When considering a potential candidate for membership on the Holding Company's Board of Directors, the Governance and Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. The Governance and Nominating Committee does not have specific minimum qualifications that must be met by a Governance Nominating Committee-recommended candidate and there is not a specific process for identifying such candidates. There are no differences in the manner in which the Governance and Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Holding
Company's Board of Directors by a shareholder. The Governance and Nominating Committee has not received any recommendations from any of the Holding Company's shareholders in connection with the Annual Meeting.

     Article III, Section 12 of the Holding Company's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 90 days prior to the Annual Meeting; provided, however, that in the event that less than 100 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company's By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     The Holding Company has adopted a policy for its shareholders to send written communications to the Holding Company's directors. Under this policy, shareholders may send written communications in a letter by first-class mail addressed to any director at the Holding Company's main office. The Holding Company has also adopted a policy that strongly encourages its directors to attend each Annual Meeting of Shareholders. All of the Holding Company's eight directors attended the Annual Meeting of Shareholders held on April 8, 2003.

Management Remuneration and Related Transactions

     Remuneration  of Named  Executive  Officers

     During the fiscal year ended December 31, 2003, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by Logansport Savings.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Holding Company and its subsidiary for each of the two fiscal years ended December 31, 2003, of the person who served as chief executive officer of the Holding Company during the fiscal year ended December 31, 2003, and the two other executive officers of the Holding Company who earned over $100,000 in salary and bonuses during that fiscal year (the "Named Executive Officers").




                                                Summary Compensation Table

                                                                                      Long Term Compensation
                                                 Annual Compensation                         Awards
                                      --------------------------------------------   ------------------------
                                                                        Other                                      All
                                                                        Annual       Restricted   Securities      Other
Name and                     Fiscal                                     Compen-         Stock     Underlying     Compen-
Principal Position            Year    Salary ($)(1)(2)   Bonus ($)   sation ($)(3)   Awards ($)   Options (#)   sation ($)
--------------------------   ------   ----------------   ---------   -------------   ----------   -----------   ----------
David G. Wihebrink            2003     $205,500(1)(2)    $  3,254         --             --           --            --
   President, Chief           2002     $196,900(1)(2)    $  3,127         --             --           --            --
   Executive Officer          2001     $182,200(1)(2)    $  2,885         --             --           --            --
   and Director

Charles J. Evans              2003     $108,225(1)       $  1,925         --             --           --            --
   Senior Vice President

Allen D. Schieber             2003     $100,125          $  1,925         --             --           --            --
   Senior Vice President
--------------------------
(1)  Includes  fees  received  for service on the  Logansport  Savings  Board of
     Directors,  including any fees deferred  pursuant to deferred  compensation agreements.
(2)  Includes  amounts  deferred  each year by Mr.  Wihebrink  under a  deferred compensation plan for his benefit.
(3)  The  Named  Executive  Officer  of the  Holding  Company  receives  certain perquisites,  but the incremental  cost of providing such  perquisites does not exceed the lesser of $50,000 or 10% of the officer's  salary and bonus.


     Stock Options

     The following table includes information relating to option exercises by the Named Executive Officer during fiscal 2003.

                 Aggregate Option Exercises in Last Fiscal Year

                        Shares Acquired on Exercise (#)    Value Realized ($)
                        -------------------------------    ------------------
David G. Wihebrink                 6,296                        $49,550
Charles J. Evans                  10,000                        $75,336
Allen D. Schieber                  2,000                        $ 9,680

     The following table includes the number of shares covered by stock options held by the Named Executive Officers as of December 31, 2003. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock. David G. Wihebrink held no stock options as of December 31, 2003.



                  Outstanding Stock Options and Value Realized As Of 12/31/03

                              Number of Unexercised                  Value of Unexercised In-the-Money
                             Options at Fiscal Year End                Options at Fiscal Year End (1)
                        -----------------------------------         ----------------------------------
Name                    Exercisable        Unexercisable(2)         Exercisable       Unexercisable(2)
----------------------  -----------        ----------------         -----------       ----------------
Charles J. Evans           20,045                 --                  $209,671               --
Allen D. Schieber             500                 --                  $  3,620               --
-----------------------------
(1)  Amounts  reflecting  gains on outstanding  options are based on the closing price per share for the shares on December 31,  2003,  which was $20.99 per share.
(2)  The  shares  represented  could  not be  acquired  by the  Named  Executive
     Officers as of December 31, 2003.




     Employment Contracts

     Logansport Savings is a party to three-year employment contracts with its four executive officers, including the Named Executive Officers (the "Employees"). The contracts extend annually for additional one-year terms to maintain their three-year terms if the Board of Directors of Logansport Savings determines to so extend them, unless notice not to extend is properly given by either party to the contract. The Employees receive an initial salary under the contract equal to their current salary, subject to increases approved by the Board of Directors. The contracts also provide, among other things, for participation in other fringe benefits and benefit plans available to Logansport Savings' employees. The Employees may terminate their employment upon sixty days' written notice to Logansport Savings. Logansport Savings may discharge the Employees for cause (as defined in the contract) or without cause. If Logansport Savings terminates the Employees' employment for other than cause or if the Employees terminate their own employment for cause (as defined in the contract), the Employees will receive their base compensation under the contract for an additional three years if the termination follows a change of control in the Holding Company (as defined below) or through the date of termination if the termination occurs prior to a change of control. In addition, during such period, the Employees will continue to participate in certain of Logansport Savings' benefit plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Employees will have the right to cause Logansport Savings to purchase any stock options they hold for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to the Employees by Logansport Savings, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause Logansport Savings to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts to the Employees if the contracts were terminated after a change of control of the Holding Company (without cause by Logansport Savings or for cause by the Employee) would be $520,500 in the case of the President and Chief Executive Officer, or $1,372,971 for all four executive officers. For purposes of these employment contracts, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act.

     The employment contracts provide Logansport Savings protection of its confidential business information and protection from competition by the Employees should they voluntarily terminate their employment without cause or be terminated by Logansport Savings for cause.

     Executive Supplemental Retirement Income Agreements.

     Logansport Savings has entered into supplemental retirement agreements with Messrs. Williams and Evans (each, an "Executive"). These agreements provide that upon retirement after attaining age 65, assuming continuous service to Logansport Savings until that date, the Executive is entitled to receive annual supplemental retirement benefits in an amount equal to 40% of the highest salary received by the Executive during any 12 month period during his term of service with Logansport Savings, subject to a maximum benefit of $42,000 annually in the case of Mr. Williams and $52,000 annually in the case of Mr. Evans (the "Annual Retirement Benefit"). These benefits are payable in equal monthly installments over a period of 180 months following retirement. Mr. Williams began receiving retirement benefits on May 1, 2000.

     Mr. Evans may elect to receive early retirement benefits upon attaining age 62, assuming continuous service to Logansport Savings until that date. Upon his election to receive such benefits, he is entitled to receive his Annual Retirement Benefit, reduced by 2% for each year or fraction thereof that his early retirement date precedes his normal retirement date. These early retirement benefit payments begin at the Executive's normal retirement date. However, earlier payment may be requested by the Executive, subject to Board approval. If early payment is approved by the Board of Directors, the Executive's benefit amount is reduced to the present value using a discount rate equal to Logansport Savings' average cost of deposits for the most recent 12 month period. If early payment is not approved by the Board, the Executive is entitled to receive that portion of his Annual Retirement Benefit which is required to be expensed and accrued under generally accepted accounting principles (the "Accrued Benefit") and is vested. Mr. Evans' benefits are fully vested.

     If Mr. Evans dies prior to retirement, his beneficiary will receive an annual survivor's benefit in an amount equal to 40% of the Executive's annual salary at death, subject to a maximum of $52,000. The survivor's benefit is payable in equal monthly installments over a period of 180 months. If the Executive dies after he has begun receiving retirement benefits under his agreement, his beneficiary will continue to receive the balance of the payments otherwise payable to the Executive under his agreement. Upon the Executive's death, his beneficiary also will receive a one-time lump sum death benefit in the amount of $12,500.

     If Mr. Evans becomes disabled prior to retirement, he is entitled to receive his Accrued Benefit payable in equal monthly installments over a period of 180 months. If the Executive dies while receiving disability benefit payments, his beneficiary is entitled to receive an annual survivor's benefit in an amount equal to $52,000 payable in equal monthly installments for the remainder of the Executive's 180 month disability benefit period. In addition, at the Executive's death, if the total disability benefit payments received, or to be received, are less than $250,000, the Executive's beneficiary is entitled to a lump sum payment in an amount sufficient to make the total benefits equal to $250,000.

     Payments of benefits under the agreements are conditioned upon (1) the Executive not becoming employed by a competitor of Logansport Savings or otherwise competing with Logansport Savings while receiving benefits under the agreements and (2) in the case of Mr. Williams, the Executive rendering reasonable business consulting advisory services to Logansport Savings for a period of five years following his retirement. Mr. Evans' agreement provides that if he is terminated for any reason other than cause, he is entitled to receive that portion of his Accrued Benefit which has vested. No benefits are provided if Mr. Evans voluntarily terminates his employment before he is otherwise entitled to benefits under the agreement. If Mr. Evans' employment is terminated for cause, all benefits under his agreement are forfeited and the agreement is rendered null and void. Logansport Savings expensed $21,388 in connection with these agreements for the year ended December 31, 2003.

     Logansport Savings has purchased paid-up life insurance on the lives of the Executives to fund the benefits payable under the supplemental retirement agreements. See "-- Insurance to Fund Certain Benefits."

     Compensation of Directors

     All  directors  of  Logansport  Savings  are  entitled to receive a monthly director fee of $700. Directors emeritus receive $100 per Board meeting attended. Total fees paid to directors for the year ended December 31, 2003 were $64,800. Logansport Savings' directors may, pursuant to deferred compensation agreements, defer payment of some or all of the directors' fees until after they retire or otherwise no longer serve as directors. Upon their attainment of age 70, directors who participate in the deferred compensation plan receive fixed monthly payments for 180 months, but may also elect to receive their benefits in a lump sum. The amount of each director's monthly payments depends on the amount of fees deferred and the period over which the fees were deferred. The agreements also provide for the payment of disability benefits and death benefits. The beneficiary of a director participating in the deferred compensation plan also receives a $7,500 lump sum death benefit upon the director's death. Logansport Savings has purchased paid-up life insurance on the lives of directors participating in the deferred compensation plans to fund benefits payable thereunder. See "-- Insurance to Fund Certain Benefits." Logansport Savings expensed $20,772 in connection with these agreements for the year ended December 31, 2003.

     Directors of the Holding Company are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.


     Insurance to Fund Certain Benefits

     Logansport Savings has purchased paid-up life insurance on the lives of the Executives covered under the supplemental retirement income agreements with Mr. Williams and Mr. Evans, and on the lives of the directors covered under the deferred compensation agreements to fund the obligations under these agreements. The insurance is provided by Transamerica Life Insurance Company and Northwestern Mutual Life Insurance Company. At December 31, 2003, the cash surrender value of the policies was carried on the books of Logansport at an amount equal to $1,342,772.


     Transactions With Certain Related Persons

     Logansport Savings has followed a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence and other loans. As permitted by law, these loans are made at an interest rate that is .25% lower than the rate generally available to the public, or at the rate published by the FHLB for sale to the secondary market, whichever is lower. These loans are offered with substantially the same collateral and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers and their related interests totaled approximately $1,500,000, or 9.17% of shareholders' equity on a consolidated basis at December 31, 2003.

     Logansport Savings occasionally utilizes Mr. Evans, who is a state licensed appraiser, as a staff appraiser for certain residential mortgage loans under $250,000. As part of closing costs, Logansport charges an appraisal fee of approximately $200 for residential mortgage loans. For the year ended December 31, 2003, Mr. Evans received $100.00 as compensation for his appraisal work.

     Logansport Savings currently utilizes Cass County Title Company, Inc. to provide title insurance or to perform real estate searches in connection with its mortgage lending. Brian J. Morrill, a director of the Holding Company and of Logansport Savings, is President and majority shareholder of Cass County Title Company, Inc. During 2003, that company received fees for such title insurance and real estate searches from customers of Logansport Savings in the amount of approximately $52,751.

Audit Committee Report, Charter, and Independence

     Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Holding Company's financial statements for the fiscal year ended December 31, 2003, included in the Holding Company's Shareholder Annual Report accompanying this Proxy Statement ("2003 Audited Financial Statements"):

     The Committee has reviewed and discussed the Holding Company's 2003 Audited Financial Statements with the Company's management.

     The Committee has discussed with its  independent  auditors (Grant Thornton
LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company's financial statements.

     The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Holding Company and its related entities) and has discussed with the auditors the auditors' independence from the Holding Company. The Committee considered whether the provision of services by its independent auditors other than audit services and reviews of Forms 10-Q is compatible with maintaining the auditors' independence.

     Based on review and discussions of the Holding Company's 2003 Audited Financial Statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Holding Company's 2003 Audited Financial Statements be included in the Holding Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     This Report is respectfully submitted by the Audit Committee of the Holding Company's Board of Directors.

                             Audit Committee Members
                             -----------------------
                                 James P. Bauer
                                Brian J. Morrill
                                Susanne S. Ridlen
                              William Tincher, Jr.

     Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee Charter annually. A copy of that Charter is attached hereto as Exhibit B.

     Independence of Audit Committee Members. The Holding Company's Audit Committee is comprised of James P. Bauer, Brian J. Morrill, Susanne S. Ridlen and William Tincher, Jr. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers, Inc. In addition, the Board of Directors has determind that James P. Bauer is a "financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

                                  ACCOUNTANTS

     Grant Thornton LLP ("Grant Thornton") has served as auditors for the Holding Company since 1997. A representative of Grant Thornton is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have. Grant Thornton has been selected as the independent public accounting firm to audit the Holding Company's books, records and accounts for the fiscal year ended December 31, 2004.


     Accountant's Fees

     Audit Fees. The firm of Grant Thornton served as the independent public accountants for the Holding Company for each of the last two fiscal years ended December 31, 2002 and 2003. The aggregate fees billed by Grant Thornton for the audit of the Holding Company's financial statements included in its annual report on Form 10-K and for the review of its financial statements included in its quarterly reports on Form 10-Q for the fiscal years ended December 31, 2002 and 2003, were $28,650 and $29,450, respectively.

     Audit-Related Fees. The aggregate fees billed in each of fiscal 2002 and 2003 for assurance and related services by Grant Thornton that are reasonably related to the audit or review of the Holding Company's financial statements and that were not covered in the Audit Fees disclosure above, were $4,550 and $4,650, respectively. These services included review of the annual report and Form 10-K.

     Tax Fees. The aggregate fees billed in each of fiscal 2002 and 2003 for professional services rendered by Grant Thornton for tax compliance, tax advice or tax planning were $2,800 and $3,000, respectively.

     All Other Fees. There were no fees billed in fiscal 2002 for professional services rendered by Grant Thornton except as disclosed above. Services were rendered by Grant Thornton in 2002 for internet banking intrusion testing for which $2,500 was paid by the Holding Company in 2003.

     Audit Committee Pre-Approval. The Audit Committee formally adopted resolutions pre-approving the Holding Company's engagement of Grant Thornton to act as its independent auditor for the last two fiscal years ended December 31, 2003. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c) (7) (i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of Grant Thornton will be made by the Audit Committee and all non-audit and audit services to be rendered by Grant Thornton will be pre-approved by the Audit Committee. The Audit Committee pre-approved any audit-related and tax services provided by Grant Thornton in the last two fiscal years. The Holding Company's independent auditors performed all work described above with their respective full-time, permanent employees.


                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company and included in the Holding Company's proxy statement and form of proxy relating to that meeting, must be received at the main office of the Holding Company no later than 120 days in advance of March 11, 2005. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 723 East Broadway, Logansport, Indiana 46947, and will be subject to the requirements of the proxy rules under the Securities Exchange Act of 1934 and, as with any shareholder proposal (regardless of whether included in the Holding Company's proxy materials), the Holding Company's articles of incorporation, by-laws and Indiana law.

     A shareholder proposal being submitted for presentation at the Annual Meeting but not for inclusion in the Holding Company's proxy statement and form of proxy, will normally be considered untimely if it is received by the Holding Company later than 90 days prior to the Annual Meeting. If, however, less than 100 days' notice or prior public disclosure of the date of the next Annual Meeting is given or made to shareholders (which notice or public disclosure of the date of the meeting shall include the date of the Annual Meeting specified in publicly available By-Laws, if the Annual Meeting is held on such date), such proposal shall be considered untimely if it is received by the Holding Company later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the Holding Company receives notice of such proposal after such time, each proxy that the Holding Company receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the Holding Company's proxy statement for the Annual Meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("1934 Act"), requires that the Holding Company's officers and directors and persons who own more than 10% of the Holding Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that for the fiscal year ended December 31, 2003, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were satisfied in a timely manner.


                                  OTHER MATTERS


     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.

                                        By Order of the Board of Directors


                                        /s/ David G. Wihebrink

                                        David G. Wihebrink, President and
                                        Chief Executive Officer
March 11, 2004

REVOCABLE PROXY            LOGANSPORT FINANCIAL CORP.
                         Annual Meeting of Shareholders
                                 April 13, 2004

     The undersigned hereby appoints Sheila Wildermuth and Dottye Robeson, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Logansport Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the office of Logansport Financial Corp. at 723 East Broadway, Logansport, Indiana, on Tuesday, April 13, 2004, at 2:00 P.M., and at any and all adjournments thereof, as follows:

1. The election as directors of the nominees listed below, except as marked to the contrary
                                                    |_| FOR    |_| VOTE WITHHELD

INSTRUCTIONS: To withhold authority to vote for the nominee, strike a line through the nominee's name on the list below:

                 Brian J. Morrill        Susanne S. Ridlen, Ph.D.
                          (each for a three-year term)

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

     The Board of Directors recommends a vote "FOR" the listed proposition.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


This  Proxy  may be  revoked  at any  time  prior  to the  voting  thereof.
The undersigned acknowledges receipt from Logansport Financial Corp., prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                                      ____________________, 2004





                                    --------------------------------------------
                                            Signature of Shareholder


                                    --------------------------------------------
                                            Signature of Shareholder

                                Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.